CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the use in this Post-Effective Amendment No. 2 to the registration statement on Form N-1A ("Registration Statement") of our report dated February 18, 2000, relating to the financial statements and financial highlights of the REvest Value Fund, which appears in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants", in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Columbus, Ohio
February 29, 2000